Exhibit 10.18

IOMEGA CORPORATION

1987 STOCK OPTION PLAN

(as amended through May 25, 2004)

1. Purpose.

The purpose of this plan (the “Plan”) is to secure for Iomega Corporation (the “Company”) and its shareholders the benefits arising from capital stock ownership by key employees, directors and consultants of the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success.

2. Type of Options and Administration.

(a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options intended to meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”) or nonstatutory stock options which are not intended to meet the requirements of such Section 422A

(b) Administration. Subject to the provisions of paragraph (c) of this section, the Plan will be administered by the Board of Directors of the Company whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Except as limited below, the Board of Directors may, in its sole discretion, grant options to purchase shares of the Company’s Common Stock and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule)), delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board consisting of at least two members of the Board, and if the Committee is so appointed all references to the Board of Directors herein shall mean and relate to such Committee, unless the context otherwise requires.

(c) Grant of Options to Directors and Officers. With respect to the grant or award of any option to any director or officer (as defined for purposes of Section 16 of the Securities Exchange Act of 1934), the selection of any officer or director as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, provided each member is a disinterested person (as hereinafter defined), or (ii) by a committee of two or more directors having full authority to act in the matter, of which each member is a disinterested person. For the purposes of the Plan, a director shall be deemed to be a “disinterested person” within the meaning of paragraph (c)(2)(i) of Rule 16(b-3) under the Securities Exchange Act of 1934 (or any successor rule), as such term is interpreted from time to time.

3. Eligibility.

Options shall be granted to persons who are, at the time of grant, employees (including officers and directors who are employees) or consultants of the Company or of any Parent Corporation or Subsidiary (as defined in Section 19 hereof); provided that no incentive stock options may be granted to (I) a person who is not an employee of the Company, a Parent Corporation or Subsidiary, or (ii) a person who directly or indirectly owns, as of the date of grant, Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or a Subsidiary, unless the requirements of section 11(b) are met. A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options of the Board of Directors shall so determine.

4. Stock Subject to Plan.

Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 10,500,000 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5. Forms of Option Agreements.

As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be specified by the Board of Directors.

6. Purchase Price.

(a) General. The purchase price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided that the purchase price per share for incentive stock options shall not be less than 100% of the fair market value of the Common Stock as of the date of grant of the option and the purchase price per share for nonstatutory stock options shall not be less than 25% of the fair market value of the Common Stock as of the date of the grant of the option.

(b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check to the order of the Company in an amount equal to the exercise price of such options. (ii) shares of Common stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, provided such shares have been owned by the optionee for at least 12 months, or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company’s Common Stock which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7. Option Period.

Each option and all rights thereunder shall expire on such date as the Board of Directors shall determine, but in no event after the expiration of ten year from the day on which the option is granted in the case of incentive stock options and ten years plus 30 days from the day on which the option is granted in the cash of nonstatutory stock options, and in either case, shall be subject to earlier termination as provided in the Plan.

8. Exercise of Options.

Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of Section 7. To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the option period.

9. Nontransferability of Options.

No option granted under the plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the optionee, the option shall be exercisable only by such person.

10. Effect of termination of Employment.

The portion of each option which may be exercised in the event that an optionee ceases to serve as an employee or consultant of the Company, and the period or periods during which such option may be exercised in such event, shall be as set forth in the agreement evidencing such option, subject to the provisions of Section 7.

11. Incentive Stock Options.

Options granted under the Plan which are intended to be incentive stock options qualifying under Section 422A of the Code shall be designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

(a) Dollar Limitation. Incentive Stock Options granted to any employee under the Plan (and under all other Incentive Stock Option Plans of the Company, a Parent Corporation or a Subsidiary) shall not, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common stock with an aggregate fair market value determined as of the respective date or dates of grant) of more than $100,000.

(b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock possessing more than 10% of the Company or any one of its subsidiaries, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

i.	The option price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common stock on the date of grant; and

ii.	The option exercise period shall not exceed five years from the date of grant.

Except as modified by the preceding provisions of this Section 11, all the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

12. Additional Provisions.

(a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in any option granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, make loans or transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that, such additional provisions shall not be inconsistent with any other term or condition of the Plan.

(b) Acceleration. The Board of Directors may, in its sole discretion, accelerate the date on which all or any particular option or options granted under the Plan may be exercised.

13. General Restrictions.

(a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common stock subject to the option for his or her account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

(b) Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel for the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

14. Rights as a Shareholder.

The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option until the date of issue of a stock certificate to him or her for such shares. Except as provided in Paragraph 16A below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Recapitalization.

In the event that the outstanding shares of Common Stock of the Company are changed into or exchange for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kid of shares available under the Plan and under any options granted under the Plan. Such adjustment to outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and a corresponding adjustment in the applicable option price per share shall be made.

16. Reorganization.

In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common stock of the Company, provided that no additional benefits shall be conferred upon optionees as a result of such substitution, and the excess of the aggregate fair market value the shares subject of the options immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the optionees, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated.

16A. Changes in Common Stock.

Effective as of July 17, 2003, in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, and (ii) the number and class of security and exercise price per share subject to each outstanding Option, shall be appropriately adjusted by Iomega (or substituted Awards may be made, if applicable). Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. If this Paragraph 16A applies and Paragraph 16 also applies to any event, Paragraph 16 shall be applicable to such event, and Paragraph 16A shall not be applicable. Any adjustment required to be made under this Paragraph 16A with respect to any event that occurred on or after July 17, 2003 and prior to the date of stockholder approval of this paragraph of Section 9, shall be made effective as of the first business day following the day of stockholder approval.

17. No Special Employment Rights.

Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of such optionee. Whether an authorized leave of absence, or absence in military or government service shall constitute termination of employment, shall be determined by the Board of Directors at the time.

18. Other Employee Benefits.

The amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which such other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan.

19. Definition of Subsidiary and Parent Corporation.

(a) Subsidiary. The term “Subsidiary” as used in the Plan shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option, each of the corporations other the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b) Parent Corporation. The term “ Parent Corporation” as used in the Plan shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an option, each of the corporations other the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

20. Amendment of the Plan.

The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that without the approval of the shareholders of the Company the Board of Directors may not (a) materially increase the benefits accruing to individuals who participate in the Plan, (b) increase the maximum number of shares which may be issued under the Plan (except for adjustments specifically provided in the Plan), or (c) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan.

21. Withholding.

The Company’s obligation to deliver shares upon the exercise of any option granted under the Plan shall be subject to the optionee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements. Upon the exercise of an option under the Plan, the Company (if the option agreement so provides) may withhold from the shares being delivered to the optionee upon the exercise of the option such number of shares as is necessary to satisfy any applicable tax withholding requirements (based on the fair market value of the Common stock at the time of exercise).

22. Effective Date and Duration of the Plan.

(a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but any option granted under the Plan to an officer or director of the Company shall be null and void unless the Plan shall have been approved by the Company’s shareholders by April 21, 1988. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 20) shall become effective when adopted by the Board of Directors, but any option granted to an officer or director of the Company after the date of such amendment shall be null and void (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee) unless such amendment shall have been approved by the Company’s shareholders within one year of the date of such amendment. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination. Unless sooner terminated in accordance with Section 15, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

Adopted by Board of Directors: April 21, 1987

Approved by Stockholders: April 19, 1988

Amended: April 22, 1991

Amended: May 25, 2004